EXHIBIT 1.1

ENTERPRISE PRODUCTS PARTNERS L.P.

15,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 4, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Sanders Morris Harris Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
RBC Capital Markets Corporation
J.P. Morgan Securities Inc.
KeyBanc Capital Markets, a Division of McDonald Investments Inc.

c/o Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As Representatives of the several
Underwriters named in Schedule II hereto

Dear Sirs:

Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell 15,000,000 Common Units (the “Firm Units”) set forth in Schedule I hereto, each representing a limited partner interest in the Partnership (the “Common Units”), to the several Underwriters named in Schedule II hereto (the “Underwriters”) for whom Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as representatives. In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 2,250,000 Common Units, on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” The Firm Units include 1,751,500 Common Units to be purchased by the Affiliate Purchasers identified in Section 7(n) (the “Affiliate Units”). Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement (as defined herein).

     This is to confirm the agreement among Enterprise Products GP, LLC, a Delaware limited liability company (the “General Partner”), the Partnership, Enterprise Products OLPGP, Inc., a Delaware corporation (“OLPGP”) and Enterprise Products Operating L.P., a Delaware limited partnership (the “Operating Partnership”), (collectively, the “Enterprise Parties”) and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

     1. Representations, Warranties and Agreements of the Enterprise Parties. Each of the Enterprise Parties represents and warrants to, and agrees with, each Underwriter that:

     (a) Definitions. The Partnership and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (file numbers 333-102778 and 333-102778-01), including a prospectus, relating to the Units and the Partnership has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Units pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended at the date of the Underwriting Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement dated August 4, 2004. The term “Preliminary Prospectus” means a preliminary prospectus supplement dated August 2, 2004 specifically relating to the Units, together with the Basic Prospectus. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus” and “Preliminary Prospectus” shall include in each case the documents, if any, incorporated by reference therein (the “Incorporated Documents”). The terms “supplement,” “amendment” and “amend” as used herein shall include the filing of all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Underwriting Agreement by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Agreement, “Effective Time” means the date and time the Registration Statement became effective.

     (b) Effectiveness. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Enterprise Parties, threatened by the Commission.

     (c) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and do not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership in such documents, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Formation and Qualification of the Partnership. Each of the General Partner, the Partnership, the Operating Partnership and their respective subsidiaries listed on Schedule III hereto (collectively, the “Partnership Entities,” and the subsidiaries listed on Schedule III hereto, the “Subsidiaries”) has been duly formed and is validly existing in good standing under the laws of their respective jurisdictions of formation with all corporate, limited liability company or partnership power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged and, in the case of the General Partner, to act as general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. OLPGP has been duly incorporated and is validly in good standing under the laws of the State of Delaware with all corporate power and authority necessary to own and hold its properties and conduct the business in which it is engaged and to act as general partner of the Operating Partnership. Each Partnership Entity is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability.

     (e) Ownership of General Partner. Duncan Family Interests, Inc. (formerly EPC Partners II, Inc.) owns 95% of the issued and outstanding membership interests in the General Partner and Dan Duncan LLC owns 5% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner; and each of Duncan Family Interests, Inc. and Dan Duncan LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than liens created by Duncan Family Interests, Inc. in favor of lenders of EPCO, Inc. (formerly Enterprise Products Company), a Texas corporation (“EPCO”).

     (f) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions (as defined in the Partnership Agreement)); such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising under the Parent Company Agreement by and among El Paso Corporation, Sabine River Investors I, L.L.C., Sabine River Investors II, L.L.C., El Paso EPN Investments, L.L.C., GulfTerra GP Holding Company (“El Paso GP Holdco”), the General Partner, the Partnership and Enterprise Products GTM, LLC, as amended to date (the “Parent Company Agreement”).

     (g) Ownership of Operating Partnership. OLPGP is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Operating Partnership Agreement”); and OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Prospectus); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (h) Capitalization. As of the date hereof, the issued and outstanding limited partner interest of the Partnership consists of 238,174,894 Common Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus). EPCO and Dan L. Duncan collectively beneficially own 124,574,554 Common Units free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than liens in favor of EPCO’s lenders.

     (i) Valid Issuance of Firm Units. At the First Delivery Date or the Second Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus).

     (j) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Partnership Entities, in each case pursuant to the organizational documents or any agreement or other instrument to which any Partnership Entity is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its Subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. Except for (i) options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans and (ii) rights to be granted to El Paso GP Holdco pursuant to the Exchange and Registration Rights Agreement to be entered into by El Paso GP Holdco, the General Partner and the Partnership pursuant to the Parent Company Agreement, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity. Each of the Enterprise Parties has all requisite right, power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and Prospectus. All action required to be taken by the Enterprise Parties or any of their partners or members for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

     (k) Ownership of Subsidiaries. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, and are fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act, in the case of partnership interests, or Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of membership interests, and except as otherwise disclosed in the Prospectus), except that, for each Subsidiary of which the Operating Partnership and/or the Partnership owns 50% or less of the outstanding capital stock, partnership interests or membership interests, as the case may be, such representation and warranty is limited to the ownership interest set forth on Schedule III hereto. Except as described in the Prospectus, the Partnership and/or the Operating Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary as set forth on Schedule III hereto free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer), security interest, restriction upon voting or any other claim of any third party. None of the Enterprise Parties has any subsidiaries other than as set forth on Schedule III hereto that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Act.

     (l) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

     (m) Partnership Agreement. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by OLPGP and the Partnership and is a valid and legally binding agreement of OLPGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (n) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Enterprise Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

     (o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Enterprise Parties or the consummation by the Enterprise Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters and (ii) for such consents that have been, or prior to such Delivery Date will be, obtained.

     (p) No Default. None of the Partnership Entities is (i) in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

     (q) Independent Public Accountants. The accountants, Deloitte & Touche LLP, Ernst & Young LLP and PricewaterhouseCoopers L.L.P., who have certified or shall certify the audited financial statements contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are independent certified public accountants with respect to the Partnership and the General Partner as required by the Securities Act and the Rules and Regulations.

     (r) Financial Statements. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted) and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein; provided, however, that as to the financial statements of GulfTerra Energy Partners, L.P., GulfTerra Energy Company, L.L.C. (“GulfTerra GP”), Poseidon Oil Company, L.L.C., El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P., such foregoing representation is made to the knowledge of the executive officers of the Enterprise Parties. The financial information of the Partnership contained or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Historical and Pro Forma Financial and Operating Data” are derived from the accounting records of the Partnership and its Subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained or incorporated by reference in the Registration Statement and the Prospectus has been prepared on a basis consistent with the historical financial statements contained or incorporated by reference in the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in the Prospectus. The other historical financial and statistical information and data included or incorporated by reference in the Prospectus are, in all material respects, fairly presented.

     (s) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed or, prior to the completion of the distribution of the Units, will distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

     (t) Conformity to Description of Units. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Prospectus.

     (u) Certain Transactions. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Entities, taken as a whole, or (ii) there has not been any material change in the capitalization or material increase in the long-term debt of the Partnership Entities or any dividend or distribution of any kind declared, paid or made by the Partnership on any class of its partnership interests.

     (v) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Enterprise Parties, threatened or contemplated, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Rules and Regulations.

     (w) Title to Properties. Each Partnership Entity has (i) good and indefeasible title to all its interests in its properties that are material to the operations of the Partnership Entities, taken as a whole, and (ii) good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of other real and personal property which are material to the business of the Partnership Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (1) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities, (2) could not reasonably be expected to have a Material Adverse Effect or (3) are described, and subject to the limitations contained, in the Prospectus.

     (x) Right-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

     (y) Permits. Each of the Partnership Entities has such material permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Partnership Entities has received notification of any revocation or modification of any such permit or has any reason to believe that any such permit will not be renewed in the ordinary course.

     (z) Books and Records. Each of the Partnership and the Operating Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (aa) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Prospectus which is not so described.

     (bb) Environmental Compliance. There has been no storage, generation, transportation, handling, treatment, disposal or discharge of any kind of toxic or other wastes or other hazardous substances by any of the Partnership Entities (or, to the knowledge of the Enterprise Parties, any other entity (including any predecessor) for whose acts or omissions any of the Partnership Entities is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by any of the Partnership Entities or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, individually or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which any of the Enterprise Parties has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, individually or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

     (cc) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. Except as disclosed in the Prospectus, none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

     (dd) Litigation. There are no legal or governmental proceedings pending to which any Partnership Entity is a party or of which any property or assets of any Partnership Entity is the subject that, individually or in the aggregate, if determined adversely to such Partnership Entity, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Enterprise Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (ee) No Labor Dispute. Except as disclosed in the Prospectus, no labor dispute with the employees of the Partnership Entities that are engaged in the business of the Partnership exists or, to the knowledge of the Enterprise Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

     (ff) Intellectual Property. Each Partnership Entity owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and no Partnership Entity has received any notice of any claim of conflict with, any such rights of others.

     (gg) Investment Company/Public Utility Holding Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended

(the “Investment Company Act”), or (ii) a “holding company” or a “subsidiary company” or “affiliate” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

     (hh) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (ii) Absence of Certain Actions. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance or sale of the Units in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to any Partnership Entity which would prevent or suspend the issuance or sale of the Units or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of the Enterprise Parties, threatened against or affecting any Partnership Entity before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Units or in any manner draw into question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto; and the Partnership has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

     (jj) Other Sales. The Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Prospectus other than (i) Common Units to be issued pursuant to the Merger Agreement, dated as of December 15, 2003, by and among the General Partner, the Partnership, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C. (the “Merger Agreement”), (ii) Common Units issued pursuant to the EPCO Employee Unit Purchase Plan or any employee benefit plans, qualified options plans or other employee compensation plans, (iii) Common Units issued pursuant to the Partnership’s distribution reinvestment plan or pursuant to outstanding options, rights or warrants described in the Prospectus, (iv) Common Units issued pursuant to the Underwriting Agreement dated April 29, 2004 by and among the Enterprise Parties and the underwriters named in Schedule I thereto and (v) Common Units issued pursuant to the conversion of 4,413,549 Class B Special Units on July 29, 2004.

     (kk) Form S-3. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (ll) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in

Item 4 of the Partnership’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the “First Quarter 2004 Report”) have been met.

     (mm) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the First Quarter 2004 Report, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

     (nn) No Changes in Internal Controls. There were no significant changes in the Partnership’s internal controls over financial reporting that occurred during the second quarter of 2004 that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

     2. Purchase of the Units.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $19.3415 per Unit (other than the Affiliate Units, which shall be purchased at a price of $20.2000 per Affiliate Unit), the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule II hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,250,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units (other than the Affiliate Units, which shall be purchased at a price of $20.2000 per Affiliate Unit). Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or facsimile notice by the representative to the Partnership setting forth the number of units underlying the Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of units underlying the Option Units to be purchased by each Underwriter shall be the same percentage of the total number of units of the Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional units.

     (c) The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, as the case may be, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

     3. Offering of Units by the Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

     4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units (including any Option Units provided for in
Section 2(b) hereof that have been exercised on or before the third business day prior to the First Delivery Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three business days after the foregoing date as Citigroup Global Markets Inc. shall designate, which date and time may be postponed by agreement among Citigroup Global Markets Inc. and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Units being herein called the “First Delivery Date”). Delivery of the Firm Units shall be made to Citigroup Global Markets Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through Citigroup Global Markets Inc. of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units shall be made in book-entry form through the Full Fast Program of the facilities of The Depository Trust Company (“DTC”) unless Citigroup Global Markets Inc. shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

     If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the First Delivery Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to Citigroup Global Markets Inc., at 390 Greenwich Street, New York, New York, on the date specified by Citigroup Global Markets Inc. (which shall be within three business days after exercise of said option) (the “Second Delivery Date”, and the First Delivery Date, each a “Delivery Date”) for the respective accounts of the several Underwriters, against payment by the several Underwriters through Citigroup Global Markets Inc. of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the First Delivery Date, the Partnership will deliver to Citigroup Global Markets Inc. on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

     5. Further Agreements of the Enterprise Parties. Each of the Enterprise Parties covenants and agrees with each Underwriter:

     (a) Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after it receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (b) Signed Copies of Registration Statements. To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (c) Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units.

     (d) Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 5(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.

     (e) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or the Exchange Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing.

     (f) Reports to Security Holders. As soon as practicable after the First Delivery Date, to make generally available to the Partnership’s security holders an earnings statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

     (g) Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriters copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.

     (h) Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Units; and to arrange for the determination of the eligibility for investment of the Units under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Partnership Entity shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

     (i) Lock-up Period; Lock-up Letters. For a period of 60 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into, or exchangeable for Common Units, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Citigroup Global Markets Inc. on behalf of the Underwriters; provided, however, that the foregoing restrictions do not apply to: (A) the sale of Common Units by the Partnership to the Underwriters in connection with the public offering contemplated hereby, (B) Common Units, phantom units, restricted units and options to be issued by the Partnership to employees and directors of EPCO and its affiliates under the EPCO Employee Unit Purchase Plan, the Enterprise Products 1998 Long-Term Incentive Plan and the Enterprise Products GP, LLC 1999 Long-Term Incentive Plan, (C) the issuance of Common Units pursuant to the Merger Agreement or (D) Common Units issued pursuant to the Partnership’s distribution reinvestment plan. El Paso Corporation, an affiliate of Shell Oil Company, EPCO, DFI Delaware Holdings L.P. (formerly Enterprise Products Delaware Holdings L.P.), Duncan Family 2000 Trust, Duncan Family 1998 Trust, EPOLP 1999 Grantor Trust and each executive officer and director of the General Partner shall furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit C hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 60 days from the date of the Prospectus, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

     (j) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

     (k) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity shall become an “investment company” as defined in the Investment Company Act.

     6. Expenses. The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review, if applicable, by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

     7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Enterprise Parties contained herein, to the accuracy of the statements of the Enterprise Parties and the officers of the General Partner made in any certificates delivered pursuant hereto, to the performance by each of the Enterprise Parties of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters.

     (b) None of the Underwriters shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the authorization, execution and filing of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

     (d) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel for the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Exhibit A to this Agreement.

     (e) Richard H. Bachmann, Esq., shall have furnished to the Underwriters his written opinion, as Chief Legal Officer of the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

     (f) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to such matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (g) At the time of execution of this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (h) With respect to the letters of Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters letters (the “bring-down letters”) of Deloitte & Touche LLP and PricewaterhouseCoopers LLC, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

     (i) The Partnership shall have furnished to the Underwriters a certificate, dated such Delivery Date, of the chief executive officer and the chief financial officer of its general partner stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement, including the documents incorporated therein by reference, as of the Effective Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus, including the Incorporated Documents, as of the date of the Prospectus and as of such Delivery Date, did not and does not include any untrue statement of a material fact and did not and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) as of such Delivery Date, the representations and warranties of the Enterprise Parties in this Agreement are true and correct, the Enterprise Parties have complied with all their agreements contained herein and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to such Delivery Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of such officer’s knowledge, are contemplated by the Commission, and since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

     (j) If any event shall have occurred on or prior to such Delivery Date that requires the Partnership under Section 5(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 5(e) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of such Delivery Date.

     (k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Delivery Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Delivery Date which would prevent the issuance or sale of the Units.

     (l) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in each case which could reasonably be expected to result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement (exclusive of any amendment thereof) or Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of Citigroup Global Markets Inc., so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

     (m) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

     (n) The Underwriters shall have received from each of EPCO, O.S. Andras, Gil H. Radtke and Lynn L. Bourdon (each, an “Affiliate Purchaser”) a letter agreement in the form of Exhibit D hereto; provided, however, that notwithstanding anything to the contrary in this Agreement, for each Affiliate Purchaser that does not purchase its allocated number of Affiliate Units, the number of Firm Units that the Underwriters shall be obligated to purchase from the Partnership shall be reduced by such shortfall amount and all references to the Firm Units in this Agreement shall refer to such lesser number of Common Units.

     All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

     8. Indemnification and Contribution.

     (a) Each of the Enterprise Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in: (i) the Registration Statement for the registration of the Units or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Preliminary Prospectus, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements, in the light in which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Enterprise Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Enterprise Parties by or on behalf of any Underwriter through Citigroup Global Markets Inc. specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or director, officer, employee, agent or controlling person thereof) from whom the person asserting any such loss, claim, damage or liability purchased the Units concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (or director, officer, employee, agent or controlling person thereof) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required by the Securities Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission contained in any Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Units to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Enterprise Parties may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each Enterprise Party, the directors of the General Partner, the respective officers of the General Partner who sign the Registration Statement, and each person who controls the Enterprise Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through Citigroup Global Markets Inc. specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Enterprise Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Common Units, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs 11, 12 and 13 (including the bullet points contained therein) under the heading “Stabilization, Short Positions And Penalty Bids,” and (iv) the paragraph related to the delivery of a Prospectus in electronic format in any Preliminary

Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees, costs and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule II hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or any Enterprise Party. In the event of a default by any Underwriter as set forth in this Section 9, the Delivery Date shall be postponed for such period, not exceeding five business days, as Citigroup Global Markets Inc. shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to any Enterprise Party and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of Citigroup Global Markets Inc., by notice given to the Partnership prior to delivery of and payment for the Firm Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on The New York Stock Exchange shall have been suspended, the settlement of such trading generally shall have been materially disrupted or limited or minimum prices shall have been established on The New York Stock Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of Citigroup Global Markets Inc., impractical or inadvisable to proceed with the offering or delivery of the Firm Units as contemplated by the Prospectus (exclusive of any supplement thereto).

     11. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any Enterprise Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units. If this Agreement is terminated pursuant to Section 9 hereof by reason of the default of one or more of the Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to (i) the Citigroup Global Markets Inc. General Counsel (Fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 390 Greenwich Street, New York, New York 10013, Attention: General Counsel; and (ii) Morgan Stanley & Co. Incorporated, at 1585 Broadway, New York, New York, 10036, Attention: Kenneth Pott;

     (b) if to the Enterprise Parties, shall be delivered or sent by mail or telecopy transmission to Enterprise Products Partners L.P., 2727 North Loop West, Suite 700, Houston, Texas 77008-1044, Attention: Chief Legal Officer (telecopier no.: 713-880-6570);

     (c) provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Enterprise Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Citigroup Global Markets Inc. on behalf of the Underwriters.

     13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Enterprise Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Partnership, the Operating Partnership and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     14. Survival. The respective indemnities, representations, warranties and agreements of the Enterprise Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

     15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

     16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     18. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement among the Enterprise Parties, and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ENTERPRISE PRODUCTS GP, LLC

By:	/s/ Michael A. Creel

Name: Michael A. Creel
Title: Executive Vice President and Chief Financial Officer

ENTERPRISE PRODUCTS PARTNERS L.P.

By: Enterprise Products GP, LLC, its general partner

By:	/s/ Michael A. Creel

Name: Michael A. Creel
Title: Executive Vice President and Chief Financial Officer

ENTERPRISE PRODUCTS OLPGP, INC.

By:	/s/ Michael A. Creel

Name: Michael A. Creel
Title: Executive Vice President and Chief Financial Officer

ENTERPRISE PRODUCTS OPERATING L.P.

By: Enterprise Products OLPGP, Inc., its general partner

By:	/s/ Michael A. Creel

Name: Michael A. Creel
Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Sanders Morris Harris Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets Corporation
J.P. Morgan Securities Inc.
KeyBanc Capital Markets, a Division of McDonald Investments Inc.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Trevor Heinzinger

Name: Trevor Heinzinger Title: Vice President

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Carl F. Giesler Jr.

Name: Carl F. Giesler Jr. Title: Vice President

For themselves and the
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

Schedule I

Underwriting Agreement dated August 4, 2004

Registration Statement Nos. 333-102778 and 333-102778-01

Representative: Citigroup Global Markets Inc.

Title; Purchase Price and Description of Common Units:

                    Title: Common Units representing Limited Partnership Interests

                    Number of Units to be sold by the Partnership: 15,000,000

                    Price to Public per Unit (including accrued dividends, if any): $20.20

                    Price to Public — total: $303,000,000

                    Underwriting Discount per Unit: $0.8585(1)

                    Underwriting Discount — total: $11,373,837(1)

                    Proceeds to Partnership per Unit: $19.3415(1)

                    Proceeds to Partnership — total: $291,626,163(1)

                    Other provisions: None

Trade Date:	August 4, 2004

First Delivery Date, Time and Location:	August 9, 2004 at 8:00 a.m., CST at Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Houston, Texas.

Type of Offering:	Non-Delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell securities issued or guaranteed by the Partnership without the consent of Citigroup Global Markets Inc.: October 4, 2004

Modification of items to be covered by the letters from Deloitte & Touche LLP and PricewaterhouseCoopers L.L.P. and delivered and executed pursuant to Section 7(g): None

(1)	The Firm Units include 1,751,500 Common Units to be purchased by the Affiliate Purchasers identified herein at the price to the public. The Underwriters will not receive any underwriting discount or commission on the sale of the 1,751,500 Common Units to be purchased by the Affiliate Purchasers.

Schedule II

ENTERPRISE PRODUCTS PARTNERS L.P.

Number of Firm
Units to be
Underwriters	Purchased
Citigroup Global Markets Inc.	3,450,000
Morgan Stanley & Co. Incorporated	3,450,000
Lehman Brothers Inc.	1,425,000
Sanders Morris Harris Inc.	1,350,000
UBS Securities LLC	1,275,000
Wachovia Capital Markets, LLC	1,275,000
A.G. Edwards & Sons, Inc.	975,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	750,000
RBC Capital Markets Corporation	600,000
J.P. Morgan Securities Inc.	225,000
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	225,000

TOTAL:	15,000,000

Schedule III

Subsidiaries of the Partnership and/or the Operating Partnership

Subsidiary	Ownership Interest Percentage (in %)
Enterprise Products Operating L.P.	100.00
Sorrento Pipeline Company, LLC	100.00
Enterprise Lou-Tex Propylene Pipeline L.P.	100.00
Enterprise Lou-Tex NGL Pipeline L.P.	100.00
Enterprise Gas Processing, LLC	100.00
Enterprise Products Texas Operating L.P.	100.00
E-Cypress, LLC	100.00
E-Oaktree, LLC	98.00
Seminole Pipeline Company	88.40
Mapletree, LLC	98.00
Mid-America Pipeline Company, LLC	98.00
Acadian Gas, LLC	100.00
GulfTerra Energy Company, L.L.C.	50.00
HSC Pipeline Partnership, L.P.	100.00
Enterprise NGL Pipelines, LLC	100.00
Enterprise GTM LLC	100.00
Enterprise Terminalling L.P.	100.00

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

     1. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP has been duly formed or incorporated, as the case may be, and is validly existing in good standing as a limited liability company, limited partnership or corporation under the laws of the State of Delaware with all necessary limited liability company, limited partnership or corporate, as the case may be, power and authority to own or lease its properties and conduct its businesses and, in the case of the General Partner, to act as the general partner of the Partnership and, in the case of OLPGP, to act as the general partner of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the General Partner, the Partnership, the Operating Partnership and OLPGP is duly registered or qualified as a foreign limited liability company, foreign limited partnership or foreign corporation, as the case may be, for the transaction of business under the laws of the jurisdictions set forth under its name on Annex 1 hereto.

     2. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership (including the right to receive Incentive Distributions, as defined in the Partnership Agreement); such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     3. To the knowledge of such counsel: Duncan Family Interests, Inc. (formerly EPC Partners II, Inc.) owns 95% of the issued and outstanding membership interests in the General Partner and Dan Duncan LLC owns 5% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner; and each of Duncan Family Interests, Inc. and Dan Duncan LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Duncan Family Interests, Inc. or Dan Duncan LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or under the Parent Company Agreement, and those in favor of EPCO, Inc.’s (formerly Enterprise Products Company) lenders.

     4. OLPGP, is the sole general partner of the Operating Partnership with a 0.001% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement; and OLPGP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLPGP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. The Partnership is the sole limited partner of the Operating Partnership with a 99.999% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     5. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by OLPGP and the Partnership and is a valid and legally binding agreement of OLPGP and the Partnership in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     6. As of the date of the Prospectus Supplement, the issued and outstanding limited partner interest of the Partnership consists of 238,174,894 Common Units. All outstanding Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as described in the Prospectus). EPCO and Dan L. Duncan collectively beneficially own 124,574,554 Common Units free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas, as applicable, naming EPCO, DFI Delaware General, LLC (formerly Enterprise Products Delaware General, LLC), DFI Delaware Holdings L.P. (formerly Enterprise Products Delaware Holdings L.P.) or Dan L. Duncan as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas, as applicable, or (B) otherwise known to such counsel, without independent investigation, other than (i) those created by or arising under the Delaware LP Act and (ii) those in favor of EPCO’s lenders.

     7. The Firm Units and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership

Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act and as described in the Prospectus).

     8. Except as described in the Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests or capital stock in the Enterprise Parties, in each case pursuant to the organizational documents of such entity. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its subsidiaries, other than as described in the Prospectus and the Partnership Agreement or as have been waived. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Firm Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

     9. The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Enterprise Parties.

     10. None of the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties, or the consummation by the Enterprise Parties of the transactions contemplated thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate of incorporation or other organizational documents of any of the Enterprise Parties or (ii) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, which violations, in the case of clause (ii), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities, taken as a whole or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Underwriting Agreement; provided, however, that for purposes of this paragraph, such counsel expresses no opinion with respect to federal or state securities laws or other antifraud laws.

     11. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties or the consummation of the transactions contemplated by the Underwriting Agreement, except for such consents required under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

     12. The description of the Common Units that is incorporated by reference in the Registration Statement, insofar as such description constitutes a description of agreements or refers to statements of law or legal conclusions, is accurate and complete in all material respects, and the Common Units conform in all material respects to such description.

     13. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

     14. The Registration Statement was declared effective under the Securities Act on April 21, 2003; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

     15. The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial and statistical information included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

     16. None of the Partnership Entities is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility holding company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the First Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of New York and Texas, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership, limited liability company or corporation, as the case may be, of the General Partner, the Partnership, the Operating Partnership and OLPGP, state that such opinions are based solely on certificates of foreign qualification or registration for each such entity provided by the Secretaries of State of states listed on Annex 1 hereto under its name, and (E) not expressed an opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT B

FORM OF OPINION OF RICHARD H. BACHMANN

     1. Each of the Partnership Entities (other than the Enterprise Parties) has been duly formed and is validly existing and in good standing under the laws of its respective jurisdiction of formation with all necessary corporate, limited liability company or limited partnership, as the case may be, power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership Entities (other than the Enterprise Parties) is duly registered or qualified as a foreign corporation, foreign limited partnership or foreign limited liability company for the transaction of business under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

     2. All of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary and of OLPGP have been duly and validly authorized and issued, are fully paid and non-assessable, except that, for each Subsidiary of which the Operating Partnership and/or the Partnership own 50% or less of the outstanding capital stock, partnership interest or membership interest, as the case may be, this opinion is limited to the ownership interest set forth on Schedule III of the Underwriting Agreement. Except as described in the Prospectus, the Operating Partnership and/or the Partnership, as the case may be, directly or indirectly, owns the shares of capital stock, partnership interests or membership interests in each Subsidiary and in OLPGP free and clear of any lien, charge, encumbrance (other than contractual restrictions on transfer), security interest, restriction upon voting or any other claim of any third party.

     3. Except as described in the Prospectus and for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or partnership or membership interests (a) in the Subsidiaries or OLPGP pursuant to the organizational documents of any such entity or (b) in the Partnership Entities or OLPGP pursuant to any agreement or other instrument known to such counsel to which any of them is a party or by which any of them may be bound (other than the organizational documents of such entity). To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership or any of its subsidiaries, other than as provided in the Prospectus and the Partnership Agreement or as have been waived. To such counsel’s knowledge, except as otherwise described in the Prospectus and for options granted pursuant to employee benefits plans, qualified unit option plans or other employee compensation plans, there are no outstanding options or warrants to purchase any partnership or membership interests or capital stock in any Partnership Entity or OLPGP. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Firm Units in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement and Prospectus.

     4. None of the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of the Underwriting Agreement by the Enterprise Parties, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities (other than the Enterprise Parties) or OLPGP, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which any of the Partnership Entities or OLPGP is a party or by which any of them or any of their respective properties may be bound, or (iii) will result, to the knowledge of such counsel, in any violation of any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency having jurisdiction over the Partnership Entities or OLPGP or any of their assets or properties, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or OLPGP, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities and OLPGP, taken as a whole, or could materially impair the ability of any of the Enterprise Parties to perform its obligations under the Underwriting Agreement.

     5. To the knowledge of such counsel, (a) there is no legal or governmental proceeding pending or threatened to which any of the Partnership Entities or OLPGP is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and (b) there are no agreements, contracts or other documents to which any of the Partnership Entities or OLPGP is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Entities and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (ii) the other financial and statistical information included or incorporated by reference therein, as to which such counsel need not comment), as of its issue date and the First Delivery Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (A) rely on certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas, and (D) state that such counsel expresses no opinion with respect to: (i) any permits to own or operate any real or personal property, (ii) the title of any of the Partnership Entities or OLPGP to any of their respective real or personal property or with respect to the accuracy or descriptions of real or personal property or (iii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities or OLPGP may be subject.

EXHIBIT C

FORM OF LOCK-UP LETTER AGREEMENT

August 4, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Sanders Morris Harris Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
RBC Capital Markets Corporation
J.P. Morgan Securities Inc.
KeyBanc Capital Markets, a Division of McDonald Investments Inc.

c/o Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

The undersigned understands that you, as underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Enterprise Parties providing for the purchase by you and such other Underwriters of common units, each representing a limited partner interest (the “Common Units”) in the Partnership, and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”). Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned

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by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 60 days from the date of the Prospectus.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the [heirs and personal representatives] (for individuals) [successors and assigns] (for nonnatural persons) of the undersigned.

Yours very truly,

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EXHIBIT D

FORM OF LETTER AGREEMENT FOR AFFILIATE PURCHASE

August 4, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Sanders Morris Harris Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
RBC Capital Markets Corporation
J.P. Morgan Securities Inc.
KeyBanc Capital Markets, a Division of McDonald Investments Inc.

c/o Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Enterprise Products GP, LLC, Enterprise Products Partners L.P. (the “Partnership”), Enterprise Products OLPGP, Inc. and Enterprise Products Operating L.P., relating to an underwritten public offering (the “Offering”) of 15,000,000 common units representing limited partner interests (the “Common Units”), of the Partnership. Capitalized terms used herein have the meanings given them in the Underwriting Agreement.

     Simultaneously with the closing of the public Offering, the Underwriters agree, severally, to sell to [                    ] and [                    ] hereby agrees to purchase from the Underwriters, at a price of $20.20 per Unit, [                    ] Common Units (the “Affiliate Units”).

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is

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designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Affiliate Units (including, without limitation, Affiliate Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Affiliate Units owned by the undersigned on the date of execution of this letter agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Affiliate Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Affiliate Units or other securities, in cash or otherwise, for a period of 60 days from the date of the Prospectus.

     In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

     It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Affiliate Units, the undersigned will be released from its obligations under this letter agreement.

     The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this letter agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

     [                    ] represents and warrants that it is purchasing the Affiliate Units for investment purposes only and has no present intention to resell the Affiliate Units. The undersigned further represents that it is not an “affiliate” (as defined in Conduct Rule 2720 of the NASD Manual) of an NASD member (as defined in Article 1 of the Bylaws of the NASD) or an “associated person” (as defined in Article 1 of the Bylaws of the NASD) of an NASD member.

Yours very truly,

By:
Name:
Title:

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